UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2012

PACIFIC MERCANTILE BANCORP

(Exact name of registrant as specified in its charter)

California	0-30777	33-0898268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 438-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 260.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

Amendment to the Company’s Articles of Incorporation. As described below under Item 5.07 of this Current Report, a special meeting of shareholders (the “Special Meeting”) of Pacific Mercantile Bancorp (the “Company”) was held on January 26, 2012. At that Meeting, the Company’s shareholders approved an amendment to the Company’s Articles of Incorporation which increased the authorized number of shares of the Company’s common stock from 20 million shares to 85 million shares (the “Charter Amendment”). The Charter Amendment, a copy of which is attached hereto as Exhibit 3.1, was filed with the California Secretary of State after the Special Meeting and became effective on January 26, 2012. A description of the reasons for this increase in the authorized number of shares of the Company’s common stock and its possible effects on the rights of the Company’s shareholders is contained in the section entitled “Approval of Amendment to the Company’s Articles of Incorporation to Increase the Authorized Number of Shares of Common Stock to 85 million Shares” in the definitive proxy statement (the “Proxy Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 20, 2011 for the Special Meeting. That description is incorporated by this reference into this Current Report on Form 8-K.

Amendment to the Rights, Preferences and Privileges of the Company’s Series A Preferred Shares. At the Special Meeting, the Company’s shareholders also approved an amendment to the Certificate of Determination of the Rights, Preferences and Privileges (the “Certificate of Determination”) of the Company’s Series A Convertible 10% Cumulative Preferred Stock (the “Series A Preferred Shares”) to permit dividends on the Series A Preferred Shares to be paid by the Company in shares of its common stock, as well as in cash (“the Series A Amendment”). At the time of the Special Meeting, 11,000 Series A Shares were outstanding, as the other 115,550 Series A Shares, which the Company sold in a private placement between November 2009 and August 2010, had previously been converted by the holders thereof into shares of common stock of the Company at a conversion price of $7.65 per share. The Series A Amendment, a copy of which is attached to this Current Report as Exhibit 3.2, was filed after the Special Meeting with the California Secretary of State and became effective on January 26, 2012.

Thereafter, on January 26, 2012, the Company’s Board of Directors declared a dividend in the amount of the accumulated, but undeclared, dividends on the outstanding Series A Preferred Shares, totaling $206,861, and authorized the issuance, on January 30, 2012, of a total of 37,272 shares of Common Stock to the holders of the outstanding Series A Preferred Shares in payment of those dividends. Pursuant to the applicable provisions of the Series A Certificate of Determination, as a consequence of the payment of those dividends, the 11,000 outstanding Series A Shares automatically converted, at a conversion price of $7.65 per share, into a total of 143,770 shares of the Company’s common stock. As a result, no Series A Preferred Shares remain outstanding and the former dividend and liquidation preferences of the Series A Preferred Shares are no longer in effect.

A description of the reasons for the Series A Amendment and the effects of that Amendment on the rights of the Company’s shareholders is contained in the section of the Proxy Statement entitled “Approval of Amendment to Certificate of Determination of the Series A Preferred Stock to Permit Payment of Dividends in Shares of Common Stock” and that description is, by this reference, incorporated into this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As described in Item 3.03 above, the Company held a Special Meeting of Shareholders on January 26, 2012. There were 12,273,003 shares of the Company’s common stock, 11,000 Series A Preferred Shares and 112,000 shares of the Company’s Series B Convertible 8.4% Preferred Stock (the “Series B Preferred Shares”) eligible to be voted at the Special Meeting. A total of 8,474,602 shares of common stock, 6,000 Series A Preferred Shares and all 112,000 Series B Preferred Shares were present, in person or by proxy, at the Special Meeting, which constituted a quorum at the Meeting. The following is a brief description of and the outcome of the voting on each Proposal presented for a vote of shareholders at the Special Meeting.

Proposal No. 1. The Company’s shareholders approved, for purposes of satisfying NASDAQ Marketplace Rule 5635, the proposed sale by the Company of up to 2,919,020 shares of common stock, for a total purchase price of $15.5 million, to Carpenter Community Bancfund, LP and Carpenter Community Bancfund-A, LP (the “Carpenter Funds”) pursuant to a Common Stock Purchase Agreement entered into by the Carpenter Funds with the Company on August 26, 2011 (the “Common Stock Purchase Agreement”). Reference is hereby made to that Agreement, a copy of which is attached as Exhibit 10.6 to the Company’s Current Report on Form 8-K dated August 26, 2011, filed with the SEC on August 30, 2011, which contains the terms and provisions of and the conditions on which such sale of shares is to be made.

The shareholders entitled to vote on approval of Proposal No. 1 were (a) the holders of the outstanding shares of common stock, and (b) the holders of the 11,000 Series A Preferred Shares outstanding and the holders of 75,000 of the Series B Preferred Shares, voting the respective numbers of shares of common stock into which their respective Preferred Shares were convertible (that is, on an “as-converted” basis), with the holders of those three classes of shares voting together as if they comprised a single class of shares. The Carpenter Funds, which own a total of 37,000 Series B Preferred Shares, were not entitled to vote on Proposal No. 1.

Approval of Proposal No. 1 required the affirmative vote of the holders of not less than a majority of the number of shares that (i) were entitled to vote and (ii) were voted on this Proposal at the Special Meeting. A total of 13,826,547 shares were entitled to vote on Proposal No. 1, comprised of 12,273,003 outstanding shares of common stock, and 1,553,544 shares of common stock which were the aggregate number of shares into which the Series A Preferred Shares and Series B Preferred Shares entitled to vote on Proposal No. 1 were convertible. A total of 9,962,796, constituting 72.06%, of those shares were voted on Proposal No. 1 at the Special Meeting. Set forth below are the results of the voting on this Proposal at the Special Meeting:

	FOR		AGAINST		ABSTAIN
	Number	Percent(2)	Number	Percent(2)	Number	Percent(2)
Common and Preferred Shares(1)	9,596,336	96.32%	294,167	2.95%	72,273	0.73%

(1)	Voting together as a single class, with the Preferred Shares voting on an “as-converted” basis.
(2)	As a percent of the 13,823,547 shares entitled to be voted on Proposal No. 1.

Proposal No. 2. The Company’s shareholders approved the Charter Amendment increasing the authorized number of shares of the Company’s common stock to 85 million shares from 20 million shares. The shareholders entitled to vote on this Proposal No. 2 were (a) the holders of the outstanding shares of common stock voting as a separate class, and (b) the holders of the outstanding shares of common stock, and the holders of 11,000 Series A Preferred Shares and the holders of all 112,000 of the Series B Preferred Shares voting on an as-converted basis, with all of these three classes voting together as a single class of shares. Approval of Proposal No. 2 required the affirmative vote of the holders of not less than (i) a majority of the outstanding number of shares of common stock, and (ii) a majority of the sum of the outstanding shares of common stock and the shares into which the outstanding shares of Series A and Series B Preferred Stock were convertible, voting together as if they comprised a single class of shares. Set forth below are the results of the voting on this Proposal at the Special Meeting.

	FOR			AGAINST			ABSTAIN
	Number	Percent		Number	Percent		Number	Percent
Common Stock(1)	8,098,833	65.99%	(2)	304,696	2.48%	(2)	71,073	0.58%	(2)
Common and Preferred Shares(3)	10,282,515	70.81%	(4)	304,696	2.10%	(4)	71,073	0.49%	(4)

(1)	Voting as a single class.
(2)	Percent of the 12,273,003 shares of common stock outstanding.
(3)	Voting together as a single class, with the Preferred Shares voting on an “as-converted” basis.
(4)	Percent of the 14,522,035 shares of voting stock eligible to be voted on Proposal No. 2 by the holders of the Common and Preferred Shares voting together as a single class.

Proposal No 3. The Company’s shareholders approved an amendment to the Series A Certificate of Determination permitting dividends on the Series A Preferred Shares to be paid in shares of common stock, as well as in cash (the “Series A Amendment”). The shareholders entitled to vote on this Proposal were, and the vote required to approve the Series A Amendment was the affirmative vote of the holders of a majority of, (a) the holders of the 11,000 Series A Shares outstanding, voting as a separate class, and (b) the holders of the outstanding shares of common stock voting together with the holders of the outstanding Series A Preferred Shares and Series B Preferred Shares, voting on an as-converted basis, as if all three classes of those shares comprised a single class of shares. Set forth below are the results of the voting on Proposal No. 3 at the Special Meeting.

	FOR			AGAINST		ABSTAIN
	Number	Percent		Number	Percent	Number		Percent
Series A Preferred Shares(1)	6,000	54.5%	(2)	—	0.00%	—	(3)	0.00%	(3)
Common and Preferred Shares(4)	10,275,115	70.76%	(5)	290,405	2.00%	92,764		0.64%	(5)

(1)	Voting as a single class.
(2)	As a percent of the 11,000 Series A Shares outstanding.
(3)	The holder of a total of 5,000 Series A Preferred Shares, representing 45.5% of the Series A Shares outstanding, did not vote.
(4)	Voting together as a single class, with the holders of the Preferred Shares voting on an as-converted basis.
(5)	Percent of the 14,522,035 shares of voting stock, which are the total of the number of shares entitled to be voted by the holders of the outstanding shares of common stock and the holders of the outstanding Series A and Series B Preferred Stock (voting on an as-converted basis) on Proposal No. 3.

Proposal No. 4. The Company’s shareholders approved the proposal to grant discretionary authority to the proxy holders to adjourn the Special Meeting, if necessary to solicit additional proxies if the number of votes cast at the Special Meeting were not sufficient to approve any of Proposals 1, 2 or 3. The holders of the outstanding shares of common stock, and the holders of the Series A Preferred Stock and Series B Preferred Stock, voting on an “as-converted” basis, with all three of those classes of shares voting together as if they constituted a single class of shares, were entitled to vote on this proposal. A total of 10,658,264 of those shares were voted on Proposal 4. Approval of this Proposal required the affirmative vote of the holders of not less than a majority of the voting shares that (i) were entitled to vote and (ii) were voted on this Proposal at the Special Meeting. Set forth below are the results of the voting on this Proposal at the Special Meeting:

	FOR		AGAINST		ABSTAIN
	Number	Percent(2)	Number	Percent(2)	Number	Percent(2)
Common and Preferred Shares(1)	10,122,744	94.98%	457,467	4.29%	78,073	0.73%

(1)	Voting together as a single class, with the Preferred Shares voting on an “as-converted” basis.
(2)	Percent of voting shares voted on this Proposal.

Item 7.01	Regulation FD Disclosure

On January 31, 2012, the Company issued a press release announcing the results of the voting by shareholders at the Special Meeting and the payment of the accumulated dividends on and the conversion into common stock of the outstanding shares of the Series A Preferred Stock, as described in Item 3.03 above. The foregoing is qualified in its entirety by reference to the press release, a copy of which is attached hereto as Exhibit 99.1

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and such information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description

3.1	Certificate of Amendment of Articles of Incorporation (the “Charter Amendment”)

3.2	Certificate of Amendment of Certificate of Determination of the Rights, Preferences and Privileges of the Series A Preferred Stock (the “Series A Amendment”).

99.1	Press Release issued January 31, 2012, reporting on the results of the voting at the January 26, 2012 Special Meeting of Shareholders and the payment of the dividend on and the conversion into common stock of the Series A Preferred Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP
Date: February 1, 2012
	By:	/s/ NANCY A. GRAY
Nancy A. Gray, Senior Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBIT

Exhibit No.	Description

3.1	Certificate of Amendment of Articles of Incorporation (the “Charter Amendment”)

3.2	Certificate of Amendment of Certificate of Determination of the Rights, Preferences and Privileges of the Series A Preferred Stock (the “Series A Amendment”).

99.1	Press Release issued January 31, 2012, reporting on the results of the voting at the January 26, 2012 Special Meeting of Shareholders and the payment of the dividend on and the conversion into common stock of the Series A Preferred Shares

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